UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM 8-K

               Current Report Pursuant to Section 13 or 15 (d) of

                      The Securities Exchange Act of 1934.

Date of Report (Date of earliest event reported)              January 22, 1997


                   INTERCHANGE FINANCIAL SERVICES CORPORATION
             (Exact name of registrant as specified in its charter)

         NEW JERSEY                      1-10508                22-2553159
(name or other jurisdiction           (Commission             (IRS employer
   of incorporation)                  file number)           identification no.)

PARK 80 WEST/PLAZA II, SADDLE BROOK, NEW JERSEY                    07663
-------------------------------------------------------------------------------
(address of principal executive offices)                        (zip code)

   Registrant's telephone number, including area code        (201) 703-2265

          (former name or former address, if changed since last report.)

                                      None

Item 5.  Other Events

         On January 22, 1997, the registrant issued the following press release announcing a certain change in the executive officers of the Company and the Bank. The change became effective on January 1, 1997.

NEWS RELEASE

FOR RELEASE:  IMMEDIATE                     CONTACT:  MELANIE MCMAHON
                                                      (201) 366-2400

             LABOZZETTA PROMOTED TO SENIOR VICE PRESIDENT, TREASURER

                  AT INTERCHANGE FINANCIAL SERVICES CORPORATION

     Anthony Labozzetta has been promoted to Senior Vice President, Treasurer, of Interchange Financial Services Corporation and its subsidiary, Interchange State Bank, according to Anthony S. Abbate, President and Chief Executive Officer of the Saddle Brook-based institution.

     Labozzetta has succeeded Robert Harris, who retired effective December 31, 1996. Harris held the position of Executive Vice President and Chief Financial officer upon his retirement. Abbate noted that Harris had "been an integral part of putting the building blocks together to make Interchange State Bank a success."

     Labozzetta has been an employee of Interchange State Bank since 1995.

     "Mr. Labozzetta has made an important impact during his two years with Interchange and we expect he will continue to contribute to Interchange's growth," said Abbate. "His years of experience include many areas of banking and accounting, offering us a truly expert perspective on the very complicated world of bank finance."

     Labozzetta graduated from Wagner College, in Staten Island, N.Y., with a B.S. in accounting. In his new role as Treasurer, he will be the regulatory liaison and handle all aspects of strategic investment. He will also interpret financial results and prepare tax filings, among other duties.

     Labozzetta and his wife reside in Englewood.

     Interchange State Bank is a full-service commercial bank based in Saddle Brook, N.J., with branches in Elmwood Park, Franklin Lakes, Garfield, Hillsdale, Little Ferry, Lodi, Oakland, Park Ridge, Rochelle Park, Saddle Brook, and Washington Township.



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               INTERCHANGE FINANCIAL SERVICES CORPORATION

                         By:    /S/ANTHONY S. ABBATE
                               ----------------------------------------------
                       Anthony S. Abbate. Chief Executive Officer and President

Date:  January 22, 1997